Exhibit 99.1

Third Quarter 2004

Earnings Release and

Supplemental Operating and Financial Data

Affordable Residential Communities

600 Grant Street, Suite 900

Denver, CO 80203

Phone: (866) 847-8931

Fax: (303) 294-0121

www.aboutarc.com

Table of Contents

Portfolio Map

Press Release Text

Financial Data
Financial Highlights
First Quarter Adjustments
Balance Sheet
Debt Analysis
Statement of Operations
Comprehensive Income
Segment Detail

Same Community Data
Same Community – Percentage Growth

Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Purchases
Top 20 Markets
Acquisitions & Dispositions
Hometown Acquisition Data
Home Sales Data
Owned Home Data
Investor Inquiries

Exhibit I – Non-GAAP Financial Measures
Definitions of Non-GAAP Measures
FFO, FAD & EBITDA Reconciliation
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation

Note:  This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I.  These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES THIRD QUARTER RESULTS

DENVER, CO —(BUSINESS WIRE)—November 4, 2004—Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the quarter ended September 30, 2004.

Revenue for the third quarter 2004 was $62.5 million, compared to $57.3 million in the second quarter 2004 and $42.9 million in the comparable quarter last year.  Net loss to common shareholders for the third quarter 2004 was $17.2 million or $0.42 per share, versus a net loss of $7.1 million, or $0.17 per share in the second quarter 2004 and a net loss of $6.8 million, or $0.41 per share, in the comparable quarter last year.

Funds from operations (FFO1) available to common shareholders for the third quarter 2004 were $2.6 million, or $0.06 per share, versus FFO of $9.3 million, or $0.23 per share, for the second quarter 2004 and $(1.1) million, or $(0.06) per share, in the comparable quarter last year.

The net loss to common shareholders in the third quarter 2004 includes a charge of approximately $2.3 million, or $0.06 per share, for impairment of assets resulting from the previously announced sale of 15 non-core communities and vacant land.  The Company has recast all previously issued results to reflect the communities sold as discontinued operations.  Additionally, net loss to common shareholders and FFO in the third quarter 2004 include charges of:

• $0.5 million, or $0.01 per share, related to property damage sustained during the recent hurricanes in the Southeast,

• $2.1 million, or $0.05 per share, of marketing and promotion costs related to establishing a Hispanic branding program and a larger sales organization,

• $3.3 million, or $0.08 per share, related to the revolving line of credit that was canceled and replaced in the third quarter.

Third quarter 2004 net income, as compared to the second quarter of 2004 includes $0.8 million, or $0.02 per share, for the first full quarter related to the D.A.M. communities that the Company acquired on June 30, 2004. During the third quarter, the Company also incurred additional depreciation expense related to capital expenditures and the purchases of new homes of $0.6 million, or $0.01 per share. In addition, the Company’s interest expense rose $0.5 million, or $0.01 per share as a result of higher interest rates applicable to the Company’s variable rate indebtedness.

During the third quarter, the Company made a number of important changes focusing the organization on the sale of used homes and on lease-to-own products to drive occupancy and improve the stability of revenues and expenses.  Despite persistently challenging industry fundamentals, the Company believes that its long-term goal of sustainable occupancy increases is attainable, but will take longer than initially expected.

Scott Jackson Chairman and Chief Executive Officer, commented, “While our performance did not meet our expectations, we believe we continued to make progress towards our goals of increasing occupancy and long-term consistent cash flow.  Although we expect the challenging period in this industry will continue for some time, we are hopeful that over the long term we can strengthen our business by providing value to our current and future residents.”

On a same community basis, third quarter 2004 real estate segment revenue grew 1% versus the comparable quarter last year to $36.3 million from $36.0 million.  This was a result of increases in home renter rental income from a larger rental home portfolio and partially offset by decreases in homeowner rental income as a result of occupancy declines. Same community expenses increased 16% to $16.8 million from $14.5 million primarily as a result of higher repairs and maintenance expenses, costs related to the larger rental home portfolio, and costs incurred to develop the Company’s in-community sales organization.  As a result, same community real estate net segment income2 in the third quarter 2004 decreased 9% to $19.6 million from $21.5 million over the comparable period last year.

Total portfolio occupancy averaged 81.1% during the third quarter 2004. Average occupancy for same communities decreased to 82.2% during the third quarter 2004 from 86.5% in the third quarter 2003 due mainly to the lack of available financing for manufactured home buyers as well as lenders moving repossessed homes out of the communities.

Mr. Jackson continued, “Over the last several months, we made a number of important changes to drive occupancy, which include focusing the entire organization on the sale of used homes as well as our lease-to-own products. This strategy is unique and we believe differentiates ARC from our peers.  Importantly, our marketing efforts are now directed at the community level, and therefore can be better targeted to the needs of local audiences.”

Since the Company reinvigorated its focus on selling previously owned homes within its communities, the Company has produced a measurable sequential monthly increase. Sales of previously owned homes, and, to a lesser extent, new homes were: 28 in June, 55 in July, 65 in August, 157 in September and, we estimate, approximately 305 in October.  While the Company does not intend to report monthly results on an ongoing basis, it was determined that an exception should be made to demonstrate the Company’s ability to sell new homes, vacant homes and homes coming off lease, an integral part of its strategic plan, thereby increasing the number of homeowners in the Company’s communities, resulting in additional homeowner rental revenue.

Mr. Jackson continued, “As we have stated previously, our vision of building long term shareholder value, includes supporting our core communities, maximizing occupancy, and selling communities that do not offer favorable long-term growth prospects. Furthermore, we believe those proceeds can be redeployed to generate higher capital returns.”

For the nine months ended September 30, 2004, net loss available to common stockholders was $59.3 million or $1.60 per share as compared to a net loss of $23.7 million or $1.40 per share for the year-ago period ended September 30, 2003. For the nine months ended September 30, 2004, funds from operations available to common stockholders (FFO) was $(10.4) million or $(0.28) per share.  The Company’s results through the first three quarters of 2004 include charges detailed above in the third quarter of 2004 and $27.9 million incurred in the first quarter of 2004 as a result of the IPO, related financings and the acquisition of the Hometown communities.

Capital Structure:

On September 30, 2004, Affordable Residential had $1,006.5 million of long-term debt outstanding, which included $40.7 million drawn under its $135 million of floorplan line of credit and revolving credit mortgage facilities.  The weighted average rate of the Company’s debt was 6.0% and 72% of the Company’s debt is not due until 2008 or later. Fixed rate debt, including variable rate debt hedged by interest rate swaps, amounted to 88% of total debt.

Dividend:

The level of Affordable Residential common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.  For the third quarter 2004, Affordable Residential Properties paid a $0.3125 common dividend per share.

Mr. Jackson concluded, “Our balance sheet remains strong and with our recent refinancing, even more flexible. We have $157 million at net book value of non-financed assets consisting of homes with an average age of 3.6 years.  As these older homes come off lease we sell them in conjunction with a five year lot lease commitment from the buyer. This results in a more stable resident base, higher occupancy and increased cash flow over the long-term.”

Third Quarter Conference Call

The Company will host a conference call, today, Thursday November 4, 2004, at 5:00 PM Eastern. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (800) 561-2731 or for international callers by dialing (617) 614-3528.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (http://www.streetevents.com/).

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the password is 80731129. The replay will be available from November 4, 2004, through November 11, 2004 and will be archived on ARC’s website.

(1) As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2) Real estate net segment income provides a measure of rental operating results that does not include property management, depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses. We present real estate net segment income because we consider it an important supplemental measure of the operating performance of our communities and believe it is frequently used by lenders, securities analysts, investors and other interested parties in the evaluation of REITs, many of which present real estate net segment income when reporting their results. Real estate net segment income is defined as income from rental and other property and manufactured homes less expenses for property operations and real estate taxes. Real estate net segment income does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends on common and preferred stock. Real estate net segment income should not be considered a substitute for net income (calculated in accordance with GAAP) nor a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company’s growth and expansion into new markets or to integrate acquisitions successfully; and the effect of interest rates as well as other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company’s growth and expansion into new markets or to integrate acquisitions successfully; and the effect of interest rates as well as other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. currently owns and operates approximately 70,000 homesites located in 340 communities in 31 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT:

Affordable Residential Communities Inc.

Lawrence Kreider, Chief Financial Officer

866-847-8931

investor.relations@aboutarc.com

Or

Integrated Corporate Relations, Inc.

Brad Cohen, 203-682-8211

Financial Highlights

Three Months Ended
($ in thousands, except per share data)	09/30/04	06/30/04	03/31/04
Operating Data
Total revenue	$62,512	$57,294	$44,585
Same community real estate net segment income (c)	$19,564	$21,449	$22,212
Avg. monthly real estate revenue per occupied homesite	377	374	367
Avg. monthly homeowner rental income per homeowner occupied homesite	288	281	283
Weighted average occupied homesites	32,149	32,515	32,891

EBITDA (c)	$22,906	$25,214	$6,072
Adjusted EBITDA (a) (c)	22,906	25,214	20,559

Funds from operations available to common stockholders and OP unitholders (c)	$3,180	$9,854	$(23,609)
FFO per share – diluted	0.06	0.23	(0.74)
FFO payout ratio	425.6%	137.5%	NA

Funds available for distribution (“FAD”) (c)	$2,665	$7,490	$(11,401)
FAD per share – diluted	0.06	0.17	(0.36)
FAD payout ratio	507.9%	180.9%	NA

Net income (loss) to common stockholders	$(17,211)	$(7,126)	$(34,969)
Earnings (loss) per share – basic	(0.42)	(0.17)	(1.20)
Earnings (loss) per share – diluted	(0.42)	(0.17)	(1.20)

Distributions per common share (through September 30, 2004)	$0.3125	$0.3125	0.1493
Distributions per preferred share (through September 30, 2004)	0.5156	0.5156	0.4182

Interest expensed	$13,981	$12,994	$14,653
Interest capitalized	1,145	1,235	544
Total interest incurred	$15,126	$14,229	$15,197

EBITDA / interest	1.51	x	1.77	x	0.40	x
EBITDA / interest + preferred stock dividend	1.29	x	1.50	x	0.37	x

Share Detail
Average number of common shares outstanding	40,857	40,857	29,233
Average number of OP units outstanding	4,186	2,412	2,560
Diluted shares outstanding	45,043	43,269	31,793

09/30/04	06/30/04	03/31/04
Balance Sheet Data
Total assets	$1,836,165	$1,834,161	$1,771,231
Total debt	1,006,527	966,942	930,837
Market equity value, end of period	657,626	719,842	802,234
Debt / total assets	54.8%	52.7%	52.6%
Debt / total market capitalization	60.5%	57.3%	53.7%

Other Data
Total properties (at period end)	329	327	288
Total homesites (at period end)	67,336	67,052	63,236
Occupied homesites (at period end)	54,512	54,502	51,829
Occupancy percentage – total portfolio	81.0%	81.3%	82.0%

(a)          Adjusted EBITDA reflects the add-back of $27.9 million in one-time costs related to the IPO and the early termination of certain indebtedness.

(b)         Reflects partial period.

(c)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

First Quarter Adjustments

($ in thousands; except per share data)	3/31/04

FFO available to common stockholders & OP unitholders (a)	$(23,609)
Plus:
Restricted stock grants	10,070
IPO related costs	4,417
Early termination of debt	13,427
Adjusted FFO (a)	$4,305
Less:
Income from discontinued operations	(267)
Depreciation from discontinued operations	(214)
Plus:
Preferred dividend	1,232
Depreciation on F, F & E	369
Amortization of loan origination fees	868
Net interest expense	14,267
Adjusted EBITDA (a)	$20,559

Adjusted FFO (a)	$4,305
FFO per share – diluted	0.14
FFO payout ratio	150.4%

Adjusted FAD (a)	$3,086
FAD per share – diluted	0.10
FAD payout ratio	209.8%

Adjusted EBITDA / interest	1.35	x
Adjusted EBITDA / interest + preferred dividend	1.25	x

Distributions payable on common shares and OP units 1st Quarter	$6,474

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

Balance Sheet

	Period Ending
($ in thousands)	09/30/04	06/30/04	03/31/04	12/31/03
Assets
Rental property
Land	$219,458	$219,484	$206,844	$124,486
Land improvements and buildings	1,301,121	1,283,521	1,204,518	732,126
Manufactured homes and improvements	205,305	189,015	162,320	134,343
Furniture, equipment and vehicles	9,752	9,302	9,136	8,833
Rental property, gross	1,735,636	1,701,322	1,582,818	999,788
Accumulated depreciation	(146,676)	(130,580)	(115,542)	(102,513)
Rental property, net	1,588,960	1,570,742	1,467,276	897,275

Assets held for sale	32,665	35,432	32,381	9,799
Cash and cash equivalents	35,482	47,838	88,021	26,630
Restricted cash	—	935	1,435	13,669
Tenant, notes and other receivables, net	16,674	15,938	14,712	8,366
Inventory	2,343	2,521	3,085	3,878
Loan origination costs, net	12,326	14,965	15,108	11,921
Loan reserves	31,977	28,564	29,643	32,414
Goodwill	86,126	86,127	86,127	86,127
Lease intangibles and customer relationships, net	21,414	22,128	23,800	11,627
Prepaid expenses and other assets	8,198	8,972	9,643	24,127
Total assets	$1,836,165	$1,834,161	$1,771,231	$1,125,833
Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,006,527	$966,942	$930,837	$786,671
Liabilities related to assets held for sale	4,653	6,418	3,667	3,036
Accounts payable and accrued expenses	45,897	42,688	32,251	20,120
Tenant deposits and other liabilities	12,753	19,724	11,731	8,022
Total liabilities	1,069,830	1,035,772	978,486	817,849

Minority interest	59,485	61,896	37,175	42,639

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	—
Common stock	410	410	410	170
Paid-in capital	792,462	783,305	784,342	378,018
Unearned compensation	(873)	(923)	(1,760)	—
Accumulated other comprehensive income (expense)	766	1,284	(518)	—
Retained deficit	(205,023)	(166,690)	(146,012)	(112,843)
Total stockholders’ equity	706,850	736,494	755,570	265,345
Total liabilities and stockholders’ equity	1,836,165	$1,834,162	$1,771,231	$1,125,833

Debt Analysis

As of September, 30 2004

($ in thousands)	Debt Amount	% of Total Debt	Interest Rate	Maturity Date

Fixed Rate Debt
Senior fixed rate mortgage due 2012	$304,670	30.3%	7.35%	2012
Senior fixed rate mortgage due 2014	214,024	21.3%	5.53%	2014
Senior fixed rate mortgage due 2009	100,006	9.9%	5.05%	2009
Various individual fixed rate mortgages	165,336	16.4%	7.31%	2004-2031
Existing other loans	1,067	0.1%	8.67%	2005
Total fixed rate debt	785,103	78.0%	6.55%

Variable Rate Debt (a)
Senior variable rate mortgage due 2006	180,754	18.0%	4.24%	2006
Floorplan lines of credit	20,670	2.0%	4.78%	2005
Revolving credit mortgage facility	20,000	2.0%	7.71%	2004
Total variable rate debt	221,424	22.0%	4.18%

Total debt	$1,006,527	100.0%	6.02%

% Fixed / Variable
Fixed	$785,103	78.0%	6.55%
Variable	221,424	22.0%	4.18%
Total debt	$1,006,527	100.0%	6.02%

	2004	2005	2006	2007	2008	Thereafter
Maturity Schedule (b)

Senior fixed rate mortgages	$1,767	$7,436	$7,917	$8,431	$8,917	$584,232
Various individual fixed rate mortgages	10,882	3,474	14,570	2,359	52,704	74,051
Senior variable rate mortgage	0	0	180,754	0	0	0
Floorplan lines of credit	20,670	0	0	0	0	0
Revolving credit mortgage facility	20,000	0	0	0	0	0
Other debt	20	1,047	0	0	0	0
Total debt maturities	$53,338	$11,958	$203,240	$10,790	$61,621	$658,283

(a)          In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)         Does not include debt premium.

Statement of Operations

	($ in thousands; except per share data)	Three Months Ended 09/30/04	Three Months Ended 06/30/04	Three Months Ended 03/31/04

	Revenue
	Communities	$58,328	$55,175	$43,710
	Retail Sales	4,024	2,034	732
	Consumer finance and insurance	160	85	134
	Corporate and other	0	0	9
	Total revenue	62,512	57,294	44,585

	Operating Expenses
	Communities	$26,578	22,881	16,669
	Retail Sales	6,293	3,019	915
	Consumer finance and insurance	175	174	170
	Corporate and other	141	100	84
	Property management	1,978	1,613	1,454
	General and administrative (a)	4,441	4,292	14,804
	IPO related costs (a)	0	0	4,417
	Total expenses	39,606	32,080	38,513
	EBITDA (b)	22,906	25,214	6,072

	Early termination of debt (a)	3,258	0	13,427
	Depreciation & amortization	19,413	17,949	15,446
	Net interest expense	13,630	12,537	14,267
	Income (loss) before minority interest	(13,395)	(5,272)	(37,067)
	Minority interest	519	438	3,084
	Income (loss) from continuing operations	(12,876)	(4,834)	(33,983)
	Discontinued operations	(1,758)	286	245
	Income (loss) before preferred stock dividend	(14,634)	(4,548)	(33,738)
	Preferred stock dividend	(2,577)	(2,578)	(1,232)
	Income (loss) available to common stockholders	$(17,211)	$(7,126)	$(34,969)
	FFO Calculation (b)
	Income (loss) before minority interest (a)	$(13,395)	$(5,272)	$(37,067)
Plus:	Depreciation and amortization	19,413	17,949	15,446
	Income from discontinued operations	430	303	267
	Depreciation from discontinued operations	397	388	214
Less:	Amortization of loan origination fees	(725)	(855)	(868)
	Depreciation on F, F & E	(363)	(81)	(369)
	Preferred stock dividends	(2,577)	(2,578)	(1,232)
	FFO available to common stockholders & OP unitholders (b)	$3,180	$9,854	$(23,609)

Plus:	Amortization of loan origination fees	725	855	868
	Early termination of debt (a)	3,258	0	13,427
	Depreciation on F, F & E	363	81	369

Less:	Recurring capital expenditures	$(2,679)	$(1,100)	$(520)
	Scheduled principal amortization of indebtedness	(2,182)	(2,200)	(1,936)

	Funds available for distribution (“FAD”) (b)	$2,665	$7,490	$(11,401)

	FFO per share / unit	$0.06	$0.23	$(0.74)
	FAD per share / unit	$0.06	$0.17	$(0.36)
	Distribution per share / unit	$0.31	$0.31	$0.15

	Diluted weighted average common shares and OP units	45,043	43,269	31,793

(a)          Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Comprehensive Income

($ in thousands)	Three Months Ended 09/30/04	Three Months Ended 06/30/04	Three Months Ended 03/31/04

Net income (loss)	$(17,211)	$(7,126)	$(34,969)
Unrealized income (loss) on interest rate swap	(518)	1,802	(518)
Comprehensive income (loss)	$(17,729)	$(5,324)	$(35,487)

Segment Detail

	Three Months Ended
($ in thousands)	9/30/2004	6/30/2004	03/31/04 (a)	12/31/03
Revenue
Total real estate revenue	$58,328	$55,175	$43,710	$36,281
Retail homes sales revenue	4,024	2,034	732	1,757
Finance and insurance revenue	160	85	134	675
Corporate and other	0	0	9	(20)
Segment revenue	62,512	57,294	44,585	38,693

Expenses
Property operations expense	22,311	18,609	13,226	13,155
Real estate taxes	4,267	4,272	3,444	2,817
Retail homes sales expense	6,293	3,019	915	2,141
Insurance and finance expense	175	174	170	644
Corporate and other	141	100	84	(198)
Segment expenses	33,187	26,174	17,839	18,559

Net Segment Income
Real estate income	31,750	32,294	27,040	20,309
Retail homes sales income	(2,269)	(985)	(183)	(384)
Insurance and finance income	(15)	(90)	(36)	31
Corporate and other	(141)	(100)	(75)	178
Net segment income	$29,325	$31,119	$26,746	$20,134

Other Data
EBITDA (b)	$22,906	$25,214	$6,072	$13,341

FFO available to common stockholders and OP unitholders (b)	$3,180	$9,854	$(23,609)	$1,572

Net income (loss)	$(17,211)	$(7,126)	$(34,969)	$(8,401)

IPO Related Charges	$0	$0	$27,914	$0

(a)          Results include one-time charges of $27.9 million related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2004			2003
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

For the full quarter noted:
Average total homesites	39,124	39,122	39,122	39,122	39,122	39,106	39,041
Average total rental homes	6,969	6,586	6,039	5,703	5,303	4,885	4,650

Average occupied homesites – homeowners	26,714	27,283	28,149	28,943	29,664	30,330	30,918
Average occupied homesites – home renters	5,435	5,233	4,742	4,349	4,169	3,860	3,386
Average occupied homesites – total	32,149	32,515	32,891	33,292	33,833	34,189	34,304
Average occupancy – rental homes	78.0%	79.5%	78.5%	76.3%	78.6%	79.0%	72.8%
Average occupancy – total	82.2%	83.1%	84.1%	85.1%	86.5%	87.4%	87.9%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$23,068	$22,996	$23,908	$23,922	$24,299	$24,919	$25,165
Home renter rental income	9,474	9,298	8,777	8,378	8,051	7,446	6,635
Other	141	591	127	122	47	10	55
Rental income	32,683	32,885	32,812	32,422	32,397	32,375	31,855
Utility and other income	3,654	3,570	3,375	3,499	3,625	3,372	3,476
Total real estate revenue	36,337	36,455	36,187	35,921	36,022	35,747	35,331

Real estate expenses
Property operations expenses	13,883	12,048	11,014	12,964	11,954	11,137	11,023
Real estate taxes	2,890	2,958	2,961	2,767	2,529	2,506	2,621
Total real estate expenses	16,773	15,006	13,975	15,731	14,483	13,643	13,643

Real estate net segment income (a)	$19,564	$21,449	$22,212	$20,190	$21,539	$22,104	$21,688

Average monthly real estate revenue per total occupied homesite (b)	$377	$374	$367	$360	$355	$349	$343
Average monthly homeowner rental income per homeowner occupied homesite (c)	$288	$281	$283	$276	$273	$274	$271
Average monthly real estate revenue per total homesite (d)	$310	$311	$308	$306	$307	$305	$302
Average monthly home renter income per occupied rental home (e)	$581	$592	$617	$642	$644	$643	$653
At end of quarter:
Total communities owned	206	206	206	206	206	206	206
Total homesites	39,124	39,122	39,122	39,122	39,122	39,122	39,059
Occupied homesites	32,072	32,232	32,828	32,949	33,597	34,056	34,318

Total rental homes owned	7,095	6,851	6,329	5,728	5,656	5,029	4,736
Occupied rental homes	5,607	5,281	5,189	4,340	4,305	4,021	3,650

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Same Community – Percentage Growth

	Three Months Ended 09/30/04 vs. 09/30/03	Three Months Ended 06/30/04 vs. 06/30/03	Three Months Ended 03/31/04 vs. 03/31/03

Real Estate Revenue
Homeowner rental income	(5.1)%	(7.7)%	(5.0)%
Home renter rental income	17.7%	24.9%	32.3%
Other	197.9%	5984.1%	133.2%
Rental income	0.9%	1.6%	3.0%
Utility and other income	0.8%	5.9%	(2.9)%
Total real estate revenue	0.9%	2.0%	2.4%

Real Estate Expenses
Property operations expenses	16.1%	8.2%	(0.1)%
Real estate taxes	14.3%	18.0%	13.0%
Total real estate expenses	15.8%	10.0%	2.4%

Net real estate segment income	(9.2)%	(3.0)%	2.4%

Total Real Estate Segment

	2004			2003
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

For the full quarter noted:
Average total homesites	67,197	64,190	51,495	39,753	39,618	39,433	39,142
Average total rental homes	8,610	7,938	6,609	5,768	5,323	4,889	4,651

Average occupied homesites – homeowners	48,203	46,448	37,605	29,275	30,022	30,616	30,993
Average occupied homesites – home renters	6,295	5,845	5,007	4,404	4,185	3,861	3,403
Average occupied homesites – total	54,498	52,293	42,612	33,679	34,207	34,477	34,396
Average occupancy – rental homes	73.1%	73.6%	75.8%	76.4%	78.6%	79.0%	73.2%
Average occupancy – total	81.1%	81.5%	82.8%	84.7%	86.3%	87.4%	87.9%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$41,288	$39,073	$30,490	$24,176	$24,551	$25,129	$25,211
Home renter rental income	10,952	10,385	9,087	8,447	8,137	7,484	6,632
Other	337	347	195	121	46	10	55
Rental income	52,577	49,805	39,772	32,744	32,734	32,623	31,898
Utility and other income	5,751	5,370	3,939	3,536	3,656	3,396	3,482
Total real estate revenue	58,328	55,175	43,711	36,280	36,390	36,019	35,380

Real estate expenses
Property operations expenses	22,311	18,609	13,226	13,155	12,091	11,224	11,028
Real estate taxes	4,267	4,272	3,444	2,817	2,569	2,509	2,623
Total real estate expenses	26,578	22,881	16,670	15,972	14,660	13,733	13,651

Real estate net segment income (a)	$31,750	$32,294	$27,041	$20,307	$21,730	$22,286	$21,729

Average monthly real estate revenue per total occupied homesite (b)	$357	$352	$342	$359	$355	$348	$343
Average monthly homeowner rental income per homeowner occupied homesite (c)	$286	$280	$270	$275	$273	$274	$271
Average monthly real estate revenue per total homesite (d)	$289	$287	$283	$304	$306	$304	$301
Average monthly home renter income per occupied rental home (e)	$580	$592	$605	$639	$648	$646	$650
At end of quarter:
Total communities owned	329	327	288	209	209	208	207
Total homesites	67,336	67,052	63,236	39,753	39,753	39,573	39,261
Occupied homesites	54,512	54,502	51,829	33,325	34,003	34,446	34,506

Total rental homes owned	8,858	8,361	7,470	5,794	5,721	5,033	4,740
Occupied rental homes	6,631	5,989	5,702	4,375	4,366	4,022	3,654

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	09/30/04	06/30/04	03/31/04	12/31/03

Recurring capital expenditures (a)	$2,679	$1,100	$520	$740

Recurring capital expenditures per average site per annum	159	69	39	76

Homesite upgrades (b)	2,336	1,482	1,042	904

Expansion, development, renovation and improvements (c)	5,337	4,730	1,955	915

Utility recapture (d)	—	—	—	—
Total capital improvements	$10,352	$7,312	$3,517	$2,559

(a)   Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)   Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)   These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.  They also include capitalized interest and capitalized internal costs of $694 in the first quarter of 2004, $1,336 in the second quarter of 2004 and $1,177 in the third quarter of 2004.

(d)   Revenue producing includes costs related to revenue generating activities, consisting primarily of sub-metering of water and sewer service.

Manufactured Home Purchases

	Three Months Ended
($ in thousands)	09/30/04	06/30/04	03/31/04

Manufactured home purchases (a)(b)	$16,652	$26,855	$18,001

Number of manufactured homes purchased (b)	744	502	1,172

(a)   Includes expenditures for manufactured homes and home setup expenditures in the period.

(b)   Excludes manufactured homes purchased in the Hometown acquisition.

Top 20 Markets

	Number of	Percentage of				Rental Income Per Occupied
	Total	Total	Occupancy			Homesite Per Month (c) (d)
Market (a)	Homesites (b)	Homesites	09/30/04	06/30/04	03/31/04	09/30/04	06/30/04	03/31/04 (d)

Dallas – Ft. Worth, TX	7,369	10.9%	76.1%	76.0%	78.0%	$349	$351	$347
Atlanta, GA	5,074	7.5%	84.0%	83.1%	83.5%	328	325	323
Salt Lake City, UT	3,835	5.7%	91.1%	91.0%	93.1%	341	347	349
Front Range of CO	3,301	4.9%	88.1%	89.2%	91.6%	425	423	419
Kansas City – Lawrence – Topeka, MO – KS	2,436	3.6%	88.4%	88.9%	89.3%	283	277	274
Wichita, KS	2,315	3.4%	64.8%	65.5%	69.7%	282	283	282
Jacksonville, FL	2,257	3.4%	86.0%	86.3%	86.8%	331	333	330
St. Louis, MO – IL	2,159	3.2%	80.4%	82.1%	81.4%	288	286	276
Orlando, FL	1,996	3.0%	86.3%	87.1%	87.7%	329	328	326
Oklahoma City, OK	1,911	2.8%	79.0%	78.5%	81.3%	304	301	288
Greensboro – Winston Salem, NC	1,416	2.1%	68.1%	69.2%	72.0%	253	259	257
Davenport – Moline – Rock Island, IA – IL	1,412	2.1%	85.7%	84.7%	84.5%	264	262	258
Charleston – North Charleston, SC	1,233	1.8%	76.2%	76.5%	78.4%	233	232	239
Elkhart – Goshen, IN	1,225	1.8%	79.5%	79.4%	79.7%	314	313	305
Inland Empire, CA	1,223	1.8%	91.7%	89.4%	90.6%	410	406	412
Nashville, TN	1,134	1.7%	71.5%	71.1%	70.8%	273	267	262
Southeast Florida	1,124	1.7%	95.9%	95.7%	94.4%	476	476	473
Raleigh – Durham –Chapel Hill, NC	1,095	1.6%	82.0%	81.4%	85.1%	326	324	321
Syracuse, NY	1,091	1.6%	56.9%	62.0%	61.9%	338	347	354
Tampa – Lakeland – Winter Haven, FL	1,005	1.5%	79.5%	77.0%	75.5%	269	265	262
Subtotal – Top 20 Markets	44,611	66.1%	81.3%	81.3%	82.6%	331	330	325
All Other Markets	22,725	33.9%	80.4%	81.1%	80.1%	303	300	293
Total / Weighted Average	67,336	100.0%	81.0%	81.2%	81.9%	$321	$320	$321

(a)          Markets are defined by our management.

(b)         Results of and for the quarter ended September 30, 2004 reflect acquisitions made during the quarter.

(c)          Rental Income is defined as homeowner rental income, home renter rental income and other rental income reduced by move-in bonuses and rent concessions.

(d)         For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

Acquisitions & Dispositions

($ in thousands)

Acquisitions

Acquisition Date	Market	Number of Communities	Number of Homesites	Allocated Purchase Price	Debt Assumed	Cash	Fair Market Value of OP Units/shares

02/18/04	Various (a)	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0
06/18/04	Salt Lake City	2	243	5,456	0	5,456	0
06/30/04	Various (b)	36	3,573	61,500	28,358	0	33,142
07/20/04	Salt Lake City	1	145	4,126	3,759	367	0
09/28/04	Salt Lake City	1	137	3,290	0	3,290	0

Dispositions

Month Held for Sale	Market	Number of Communities	Number of Homesites	Net Assets Held for Sale	Gain (Loss) Held for Sale
September. 2004	Various	15	4,006	$28,012	$(2,292)

Hometown Acquisition Data

	09/30/04	06/30/04	03/31/04

# of Communities (a)	78	78	76
# of Homesites (a)	23,082	23,082	22,514

Total occupied homesites	18,189	18,167	17,860
Occupancy %	78.8%	78.7%	79.3%

Homeowner occupied homesites	17,274	17,522	17,252
Renter occupied homes	915	645	608
Total occupied homesites	18,189	18,167	17,860
Vacant homesites	4,893	4,915	4,654
Total homesites	23,082	23,082	22,514

% of Total Homesites
Homeowner occupied homesites	74.8%	75.9%	76.6%
Renter occupied homes	4.0%	2.8%	2.7%
Vacant homesites	21.2%	21.3%	20.7%
Total homesites	100.0%	100.0%	100.0%

% of Occupied Homesites
Homeowner occupied homesites	95.0%	96.4%	96.6%
Renter occupied homes	5.0%	3.6%	3.4%
Occupied homesites	100.0%	100.0%	100.0%

Number of owned homes	1,618	1,362	1,338
Renter occupied homes	915	645	608
Non-revenue producing homes	703	717	730

Number of repossessed homes	392	387	437
as a % of total homesites	1.7%	1.7%	1.9%
as a % of homeowner occupied homesites	2.3%	2.2%	2.5%

Financial Data
Bad debt as a % of total real estate revenue	2.7%	0.9%	NM

Revenue contribution	$18,372	$18,082	$7,108
Expense contribution	7,717	7,491	2,488
Net real estate segment income contribution	$10,655	$10,591	$4,620

(a)   First quarter does not reflect two communities acquired upon the completion of the loan assumption process on April 9, 2004.

Home Sales Data

	Three Months Ended 09/30/04	Three Months Ended 06/30/04	Three Months Ended 03/31/04
Unit Data
New homes sold	24	13	15
Used homes sold	258	115	12
Total homes sales	282	128	27

Other Data
Average home sales price – new homes	$22,965	$26,622	$28,700
Average home sales price – used homes	13,461	13,170	12,624

Average home sales price – total	$14,270	$14,536	$21,555

Owned Home Data

	As of and for the three months ended
	09/30/04	06/30/04	03/31/04	12/31/03

Renter occupied homes	6,631	5,989	5,702	4,375
Non-revenue producing homes	2,227	2,372	1,768	1,419
Total home inventory	8,858	8,361	7,470	5,794

Home Inventory Change Detail
Home inventory (BoP)	8,361	7,470	5,794	5,721
Net Home purchases / (Sales)	497	891	1,676	73
Home inventory (EoP)	8,858	8,361	7,470	5,794

Renter occupied homes (BoP)	5,989	5,702	4,375	4,366
Leasing activity, net (a)	642	287	1,327	9
Renter occupied homes (EoP)	6,631	5,989	5,702	4,375

Non-revenue producing (BoP)	2,372	1,768	1,419	1,355
Home purchases / (sales + leased)	(145)	604	349	64
Non-revenue producing (EoP)	2,227	2,372	1,768	1,419

Home Inventory Financial Data
Gross asset value including setup costs ($000’s)	$205,305	$189,015	$162,320
Gross asset value per home	23,177	22,607	21,730

Current asset value including setup costs ($000’s)	$178,464	$166,019	$143,019
Current asset value per home	20,147	19,856	19,146

Total Non-Revenue Producing Inventory
Available for rent or for sale	1,624	2,210	1,061
In-transit / in-process	603	162	707
Total non-revenue producing inventory	2,227	2,372	1,768

Homes on order	233	600	377

(a)   Period ended 3/31/04 includes occupied homes acquired in the Hometown acquisition.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC Pr A

Exchange Traded:	NYSE

	Q3 2004	Q2 2004	Q1 2004 (a)
Common Stock Dividend Information
Declaration date	9/14/2004	06/14/04	03/10/04
Record date	9/30/2004	06/30/04	03/31/04
Payment date	10/15/2004	07/15/04	04/15/04
Distributions per share	$0.3125	$0.3125	$0.1493

Preferred Stock Dividend Information
Declaration date	9/14/2004	06/14/04	03/10/04
Record date	10/15/2004	07/15/04	04/15/04
Payment date	10/29/2004	07/30/04	04/30/04
Distributions per share	$0.5156	$0.5156	$0.4182

(a)       Distributions reflect partial period.

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities Inc.
Investor Relations Department
600 Grant Street
Suite 900
Denver, CO 80203

Definitions of Non-GAAP Measures

Investors in and analysts following the real estate industry use funds from operations (“FFO”), net segment income,  earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds available for distribution (“FAD”) as supplemental performance measures. While we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs.  FAD provides a measure to evaluate our ability to fund dividends.  In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as “net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses.  It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

		Three Months Ended
($ in thousands, except per share data)		09/30/04	06/30/04	03/31/04	09/30/03

Funds from operations (“FFO”) and adjusted funds from operations
Net income (loss) before preferred stock dividend and minority interest		(13,395)	$(5,272)	$(37,067)	$(11,291)
Plus:	Depreciation and amortization	19,413	17,949	15,446	11,912
	Income (loss) from discontinued operations	430	303	267	73
	Depreciation from discontinued operations	397	388	214	133
Less:	Amortization of loan origination fees	(725)	(855)	(868)	(968)
	Depreciation expense on furniture, equipment and vehicles	(363)	(81)	(369)	(224)
	Preferred stock dividend	(2,577)	(2,578)	(1,232)	—
FFO available to common stockholders and OP unitholders		3,180	9,854	(23,609)	(365)
Plus:	Restricted stock grants	—	—	10,070	—
	IPO related costs	—	—	4,417	—
	Early termination of debt	3,258	—	13,427	—
Adjusted FFO		$6,438	$9,854	$4,305	$(365)

Funds available for distribution (“FAD”) and adjusted FAD
FFO available to common stockholders & OP unitholders		$3,180	$9,854	$(23,609)	$(365)
Plus:	Amortization of loan origination fees	725	855	868	968
	Depreciation expense on furniture, equipment and vehicles	363	81	369	224
	Early termination of debt	3,258	—	13,427	—
Less:	Recurring capital expenditures	(2,679)	(1,100)	(520)	(1,330)
	Scheduled principal amortization of indebtedness	(2,182)	(2,200)	(1,936)	(3,273)
FAD		2,665	7,490	(11,401)	(3,776)
Plus:	Restricted stock grants	—	—	10,070	—
	IPO related costs	—	—	4,417	—
Adjusted FAD		$2,665	$7,490	$3,086	$(3,776)

EBITDA and adjusted EBITDA
Net loss available to common stockholders		$(17,211)	$(7,126)	$(34,969)	$(6,803)
Plus:	Preferred stock dividend	2,577	2,578	1,232	—
	Income from discontinued operations, net of minority interest	1,758	(286)	(245)	(2,935)
	Minority interest	(519)	(438)	(3,084)	(1,552)
	Interest income	(351)	(457)	(386)	(345)
	Interest expense	13,981	12,994	14,653	14,453
	Depreciation and amortization	19,413	17,949	15,446	13,309
	Early termination of debt	3,258	—	13,427	—
EBITDA		22,906	25,214	6,074	16,127
Plus:	Restricted stock grants	—	—	10,070	—
	IPO related costs	—	—	4,417	—
Adjusted EBITDA		$22,906	$25,214	$20,561	$16,127

Total Real Estate Net Segment Income Reconciliation

	2004			2003
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate	$31,750	$32,294	$27,040	$20,307	$21,730	$22,286	$21,729
Retail sales	(2,269)	(985)	(183)	(384)	(713)	(340)	(314)
Insurance and Finance	(15)	(90)	(36)	31	10	(4)	95
Corporate and other	(141)	(100)	(75)	179	58	103	80
	$29,325	31,119	26,746	20,133	21,085	22,045	21,590
Other expenses:
Property management	1,978	1,613	1,454	1,673	1,286	1,382	1,186
General and administrative	4,441	4,292	14,804	5,112	3,670	3,680	4,369
Initial public offering (“IPO”) related costs	—	—	4,417	—	—	—	—
Early terminiation of debt	3,258	—	13,427	—	—	—	—
Depreciation and amortization	19,413	17,949	15,446	11,153	11,925	12,718	12,437
Retail home sales asset impairment and other exp.	—	—	—	—	1,385	—	—
Interest expense	13,981	12,994	14,653	15,001	14,453	14,601	13,851
Total other expenses	43,071	36,849	64,200	32,939	32,719	32,381	31,843
Interest income	351	457	386	343	345	404	347
Loss before allocation to mirority interest	(13,395)	(5,273)	(37,068)	(12,463)	(11,289)	(9,932)	(9,906)
Minority interest	519	438	3,084	1,719	1,552	1,381	1,370
Net loss from continuing operations	(12,876)	(4,835)	(33,984)	(10,743)	(9,737)	(8,552)	(8,536)

Income from discontinued operations	430	303	267	52	73	29	158
Gain (loss) on sale of discontinued operations	(2,292)	—	—	—	3,333	—	—
Minority interest in discontinued operations	104	(17)	(21)	(7)	(471)	(4)	(22)
Net loss	(14,634)	(4,549)	(33,739)	(10,698)	(6,802)	(8,527)	(8,400)

Preferred stock dividend	(2,577)	(2,578)	(1,232)	—	—	—	—
Net loss available to common stockholders	$(17,211)	$(7,127)	$(34,970)	$(10,698)	$(6,802)	$(8,527)	$(8,400)

Same Community Net Segment Income Reconciliation

	2004			2003
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate (a)	$19,564	$21,449	$22,212	$20,190	$21,539	$22,104	$21,688
Retail home sales and finance (b)	—	—	—	—	—	—	—
Insurance	(15)	580	(36)	31	10	(4)	94
Corporate and other	(141)	(141)	(75)	179	58	103	81
	19,408	21,889	22,101	20,400	21,607	22,204	21,863
Other expenses:
Property management	1,236	1,000	1,354 (c)	1,673	1,286	1,382	1,186
General and administrative	4,390	4,275	4,689 (d)	5,112	3,670	3,680	4,369
Initial public offering (“IPO”) related costs	—	—	—	—	—	—	—
Early termination of debt	—	—	—	—	—	—	—
Depreciation and amortization (e)	12,828	12,336	13,467	11,031	11,832	12,682	12,424
Retail home sales asset impairment and other expense	—	—	—	—	—	—	—
Interest expense (f)	10,028	10,284	12,529	14,924	14,366	14,529	13,837
Total other expenses	28,482	27,895	32,039	32,741	31,154	32,273	31,816
Interest income (g)	351	292	379	343	345	404	347
Loss before allocation to minority interest	(8,723)	(5,715)	(9,559)	(11,998)	(9,202)	(9,666)	(9,606)
Minority interest (h)	284	475	795	1,655	1,265	1,343	1,328
Net loss from continuing operations	(8,439)	(5,240)	(8,764)	(10,343)	(7,937)	(8,322)	(8,278)

Income from discontinued operations	—	—	—	—	—	—	—
Gain on sale of discontinued operations	—	—	—	—	—	—	—
Minority interest in discontinued operations	—	—	—	—	—	—	—
Net loss	(8,439)	(5,240)	(8,764)	(10,343)	(7,937)	(8,322)	(8,278)

Preferred stock dividend	—	—	—	—	—	—	—
Net loss available to common stockholders	$(8,439)	$(5,240)	$(8,764)	$(10,343)	$(7,937)	$(8,322)	$(8,278)

(a)   Same communities real estate net segment income excludes results of communities acquired in the Hometown and other acquisitions after January 1, 2003 and the communities sold before June 30, 2004.

(b)   Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

(c)   Excludes additional property management expenses incurred in connection with the Hometown acquisition.

(d)   Excludes restricted stock expenses of $10,115 recognized in connection with the IPO and vested in the three months ended June 30, 2004 and March 31, 2004.

(e)   Excludes the following costs recognized due to the Hometown and other acquisitions:

Depreciation of rental and other property and manufactured homes acquired	$5,186	$4,362	$1,507	$107	$89	$33	$10
Amortization of lease intangibles and customer relationships acquired	1,399	1,251	472	14	4	4	2
	$6,585	$5,613	$1,979	$122	$93	$36	$13

(f) Excludes the pro rata portion of interest expense on mortgage loans secured by properties acquired in the Hometown and other acquisitions as follows:	$3,953	$2,710	$2,124	$76	$87	$72	$13

(g)   Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition

(h)   Minority interest computed at the same rate as reflected in reported results.